EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO RULE 13A-14(B) OF THE
SECURITIES EXCHANGE ACT, AS AMENDED

This Certification is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code and shall not be relied on by any person for any other purpose.

The undersigned, who are the Chief Executive Officer and Chief Financial Officer, respectively, of Internet Commerce Corporation (the “Company”), hereby each certify that, to the undersigned’s knowledge:

The Quarterly Report on Form 10-Q of the Company for the three months ended October 31, 2006 (the “Report”), which accompanies this Certification, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated this 14th day of December, 2006.

/s/ Thomas J. Stallings
Thomas J. Stallings, Chief Executive Officer

/s/ Glen E. Shipley
Glen E. Shipley, Chief Financial Officer

In accordance with SEC Release No. 34-47986, this Exhibit is furnished to the SEC as an accompanying document and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933.  A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.